================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------



                                    FORM 8-K
                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                         March 31, 2003 (March 28, 2003)
                Date of Report (Date of earliest event reported)
                               WESTAR ENERGY, INC.
             (Exact name of registrant as specified in its charter)

               Kansas                            1-3523                   48-0290150
    (State or other jurisdiction        (Commission file number)       (I.R.S. Employer
 of incorporation or organization)                                     Identification No.)


                  818 South Kansas Avenue, Topeka, Kansas 66612
                    (Address of principal executive offices)
                                 (785) 575-6300
              (Registrant's telephone number, including area code)

================================================================================

================================================================================

                               WESTAR ENERGY, INC.

Item 5. Other Events

         On March 28, 2003, we announced 2002 results, reporting a loss of $793.4 million, or $11.06 per share, compared to a loss of $21.8 million, or $0.31 per share in 2001. A copy of our press release is attached to this report.

         We also announced we would file our Annual Report on Form 10-K not later than 15 days following March 31, 2003, pursuant to Rule 12b-25 under the Securities Exchange Act of 1934. This delay will provide sufficient time for a special committee of our board of directors to complete its previously announced investigation. At that time, our independent auditors will be able to complete their audit of our financial statements. The special committee has advised us that the results of its investigation are not expected to result in adjustments to our financial statements.

Item 7.  Financial Statements and Exhibits

         (c) Exhibits

         Exhibit 99.1 - Press release dated March 28, 2003.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    Westar Energy, Inc.

Date: March 31, 2003                    By   /s/ Mark A. Ruelle
     ----------------------               ------------------------------
                                          Mark A. Ruelle, Executive Vice
                                          President and Chief Financial
                                          Officer

                                  EXHIBIT INDEX

Exhibit Number                 Description of Exhibit

99.1                      Press Release dated March 31, 2003